Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

For

3 1/2% SENIOR NOTES DUE 2016,

5 1/8% SENIOR NOTES DUE 2021, and

6 1/2% SENIOR NOTES DUE 2041

Of

MARATHON PETROLEUM CORPORATION

As set forth in the Prospectus, dated                     , 2011 (the “Prospectus”), of Marathon Petroleum Corporation, a Delaware corporation (“Marathon Petroleum”), and in the letter of transmittal, this form or one substantially similar must be used to accept Marathon Petroleum’s offers to exchange all of its outstanding 3 1/2% Senior Notes Due 2016 (the “Outstanding 2016 Notes”), 5 1/8% Senior Notes Due 2021 (the “Outstanding 2021 Notes”) and 6 1/2 % Senior Notes Due 2041 (the “Outstanding 2041 Notes,” and together with the Outstanding 2016 Notes and Outstanding 2021 Notes, the “Outstanding Notes”), for its 3 1/2% Senior Notes Due 2016, 5 1/8% Senior Notes Due 2021 and 6 1/2% Senior Notes Due 2041, respectively, which have been registered under the Securities Act of 1933 (the “Securities Act”), if certificates for the Outstanding Notes are not immediately available or if the Outstanding Notes, the letter of transmittal or any other required documents cannot be delivered to the exchange agent, or the procedure for book-entry transfer cannot be completed, prior to 5:00 p.m., New York City time, on the Expiration Date (as defined in the Prospectus). This form may be delivered by an “Eligible Institution” (as defined in the letter of transmittal) by hand or transmitted by facsimile transmission, overnight courier or mailed to the exchange agent as indicated below.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

ON                     , 2011, UNLESS THE OFFER IS EXTENDED (THE “EXPIRATION DATE”).

TENDERS OF OUTSTANDING NOTES MAY BE WITHDRAWN AT ANY TIME

PRIOR TO 5:00 P.M. ON THE EXPIRATION DATE.

DELIVER TO:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

EXCHANGE AGENT

By Hand or Overnight Delivery:	By Registered or Certified Mail:	Facsimile Transmission Number:
The Bank of New York Mellon Corporation Corporate Trust Operations Reorganization Unit 101 Barclay Street, Lobby Window New York, New York 10286 Attention: Mrs. Carolle Montreuil	The Bank of New York Mellon Corporation Corporate Trust Operations Reorganization Unit 101 Barclay Street, 7E New York, New York 10286 Attention: Mrs. Carolle Montreuil	(For Eligible Institutions Only) (212) 298-1915 Confirm Receipt of Facsimile by Telephone: (212) 815-5920

Delivery of this notice to an address, or transmission of instructions via a facsimile, other than as set forth above, does not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on the letter of transmittal to be used to tender Outstanding Notes is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the letter of transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Marathon Petroleum Corporation, upon the terms and subject to the conditions set forth in the Prospectus and the letter of transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, Outstanding Notes pursuant to guaranteed delivery procedures set forth in Instruction 1 of the letter of transmittal.

The undersigned understands that tenders of Outstanding Notes will be accepted only in principal amounts in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The undersigned understands that tenders of Outstanding Notes pursuant to the Exchange Offer may be withdrawn only in accordance with the procedures set forth in “The Exchange Offer—Withdrawal of Tenders” section of the Prospectus.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Certificate No(s). for Outstanding Notes (if available)	Series and Principal Amount of Outstanding Notes

Principal Amount of Outstanding Notes Tendered	Signature(s)

If Outstanding Notes will be delivered by book-entry transfer at the Depository Trust Company, Depository Account No.:

Dated:

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Outstanding Notes exactly as its (their) name(s) appear on certificates of Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es)

For Outstanding Notes:

Name(s):

Capacity:

Address(es):

Area Code and Telephone No.:

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States or an “Eligible Guarantor Institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 (the “Exchange Act”), hereby:

(a)	represents that the above named person(s) own(s) the Outstanding Notes to be tendered within the meaning of Rule 14e-4 under the Exchange Act;

(b)	represents that such tender of Outstanding Notes complies with Rule 14e-4 under the Exchange Act; and

(c)	guarantees that delivery to the exchange agent of certificates for the Outstanding Notes to be tendered, proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the exchange agent’s account at the Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus), with delivery of a properly completed and duly executed (or manually signed facsimile) letter of transmittal with any required signatures and any other required documents, will be received by the exchange agent at one of its addresses set forth above within three New York Stock Exchange trading days after the Expiration Date.

I HEREBY ACKNOWLEDGE THAT I MUST DELIVER THE LETTER OF TRANSMITTAL AND OUTSTANDING NOTES TO BE TENDERED TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO ME.

Name of Firm		Authorized Signature

Address		Title

Name:
Zip Code		(Please Type or Print)

Area Code and Telephone No.:	Dated:

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS FORM; OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE.